CONSULTING AGREEMENT

This Agreement (the ""Agreement"") is dated July17, 2014 and is entered into by and between Del Toro Silver Corp. (hereinafter referred to as ""Client"") and Daniel T. Cook (hereinafter referred to as ""Consultant"").

1. **CONDITIONS.** This Agreement will not take effect, and Consultant will have no obligation to provide any service whatsoever, unless and until Client returns a signed copy of this Agreement to Consultant (either by email or facsimile copy). Client shall be truthful with Consultant in regard to any relevant material regarding Client, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

Upon execution of this Agreement, Client agrees to cooperate with Consultant in carrying out the purposes of this Agreement, keep Consultant informed of any developments of importance pertaining to Client's business and abide by this Agreement in its entirety.

2. **SCOPE AND DUTIES.** During the term of this Agreement, Consultant will perform the following services for Client:

2.1 **DUTIES TO BE PERFORMED FOR CLIENT**

- Investor Lead Generation
  -Qualify potential sources of financing via proactive phone and online campaigns
  -Arrange meetings with brokers and accredited investors

- Build Credibility and Momentum
  -Leverage third party and social media outlets to generate relevant news; information pertaining to California's rich history of gold mining and Del Toro's place and properties within it
  -Secure a farm out or JV agreement with larger more established mining company

- Press Releases
  -Write and/or edit all press releases based on a proven track record in journalism (Motley Fool), including research and analysis of mining industry

- Content Marketing
  -Design, update, and improve upon corporate presentation and company factsheet for website
  -Assist with and/or spearhead rebranding efforts
  -Leverage words, pictures, and video to tell the story

- Event Coordination
  -Place a face in the minds and a palm in the hands of shareholders and prospective investors
  -Organize and attend trade shows, including property tours
  -Procure invitations to investor conferences

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- Database Management and Reporting
  -Ensure that hot leads do not go cold
  -Maintain effective communication with management team, reporting on what's working and what isn't
  -Provide weekly progress reports to demonstrate a return on investment

- Financial and Capital Market Advice
  -Consulting - leverage 15 years of personal and professional financial market experience; as a licensed investment advisor it affords flexibility in terms of approaching all investor classes (including retail)
  -Intelligence – utilize a deep understanding and awareness of the universe for junior miners and exploration companies
  -Metrics - identify alternative metrics on which to value the business

2.2 **Additional Duties**. Client and Consultant shall mutually agree upon any additional duties that Consultant may provide for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.3 **Standard of Performance** Consultant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Consultant is not responsible for the performance of any services which may be rendered hereunder if the Client fails to provide the requested information in writing prior thereto. The services of Consultant shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant. Consultant cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above. If an interest is expressed in satisfying all or part of Client's financial needs, Consultant shall notify Client and advise it as to the source of such interest and any terms and conditions of such interest. Consultant's duty is to introduce and market Client's funding request to appropriate funding sources. Consultant will in no way act as a "broker -dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by Client, Client may be required to communicate directly with potential funding sources.

2.4 **Unjustly Enriched** If Consultant or Client fails to perform as specified in this agreement, the agreement is null and void, except any completed transaction will stand and if (in the unlikely event) only one side of any transaction has occurred, both parties agree that neither party shall be unjustly enriched and any party receiving consideration without performing or sending the agreed consideration will promptly return the one sided consideration.

2.5 **Non-Guarantee** Consultant promises to exercise best efforts in its duties and responsibilities in its entirety and makes no guarantee it will be successful in any claims made to the Client either verbally and pursuant to any results and claims stipulated in this agreement. Any comments made regarding potential time frames and anything that pertains to the outcome of the Client's requests are expressions of opinion only. Client acknowledges and agrees it is not required to make exclusive use of Consultant for any services and Consultant holds no exclusive rights to the Client's projects.

3. **COMPENSATION TO CONSULTANT**

3.1 Consulting Fee. The Consulting Fees shall be payable as follows:

3.1.a) Due within 14 business days from the execution of this Agreement: 500,000 restricted shares of DTOR

b) Due within 45 business days from the execution of this Agreement: 500,000 restricted shares of DTOR

Note: Stock will be restricted only in accordance with SEC regulations and shall vest 180 days after issuance.

3.2 Finder's Fee. All Finder's Fees shall be payable as follows:

3.2.a) Due within seven days of receipt of money by Client from any capital raised or financial arrangements resulting from facilitation by the Consultant:
A Finder's Fee equal to 6% of money received by Client.

The Consultant is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees and acknowledges that none of the shares of DTOR have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.

4. **Term** The term of the agreement is three months from the date of the Agreement. This Agreement may be cancelled at any time by either party in writing. If Agreement is terminated, compensation received shall be retained by Consultant and no further fees shall remain due.

5. **General Provisions**

5.1 Miscellaneous. The above recitals are hereby incorporated herein as though expressly set forth. When used herein, the terms defined when initially capitalized have the ascribed meanings. Neither Party makes any representation, warranty, covenant or guarantee to the other Party not expressly set forth herein. This Agreement may be executed in counterparts, with each deemed an original but all constituting one instrument. Facsimile, photocopied, and scanned signatures bind the Parties. No Party has the authority to assume or create any obligation for or on behalf of the other. This Agreement's title and headings are for reference only and do not define or limit this Agreement's scope. This Agreement shall be construed fairly with no inference drawn against the drafting Party. Any provision herein that may reasonably be interpreted as being intended to survive this Agreement's termination shall do so. All payments required herein are due in United States Dollars. This Agreement's time periods shall be computed by excluding the first day and including the last. If the last day in a given period falls on a weekend or legal holiday, then the last day thereof shall be the next business day thereafter. No action by a Party against another for breach hereof is limited to breach of contract remedies.

5.2 Governing Law; Jurisdiction / Venue. This Agreement will be exclusively interpreted and enforced in a state court in Carson City, Nevada under Nevada law (without reference to its choice of law rules). THE

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PARTIES HEREBY CONSENT TO SUCH VENUE, GOVERNING LAW, AND THE JURIDICTION OF SUCH COURT.

5.3 Entire Agreement. This Agreement sets forth the Parties' entire agreement and understandings relating to the subject matter herein and merges and supersedes all prior agreements, writings and understandings. This Agreement (and any waiver of any rights herefrom) shall not be amended or modified unless in writing signed by the Parties.

5.4 Legal Expenses. The prevailing Party in any legal action brought against the other Party (and relating hereto) shall be entitled, to, inter alia, reimbursement for its expenses, including court costs and reasonable attorneys' and expert witness fees and expenses.

5.5 Benefit. This Agreement binds (and inures to the benefit of) the Parties, and the Parties' respective heirs, assigns, successors and legal representatives, subject to any and all assignment restrictions set forth herein. However, this Agreement is not a third party beneficiary contract (and no third party shall have any claim or right of action hereunder).

5.6 Severability / Waiver. If a term hereof is held by a court of competent jurisdiction to be invalid or unenforceable, then all of this Agreement's remaining terms shall, in sum, remain effective as if the objectionable term was not included (and the invalid or unenforceable term shall be judicially modified and read by the court to be enforceable to the maximum extent possible, if at all).

5.7 Assignment. Neither this Agreement nor the rights and obligations hereunder shall be assigned or transferred by either Party, or to or by any third party (including by court order, operation of law, merger, statute, regulation, ordinance or otherwise) without the other Party's prior express written consent. Any attempt to otherwise assign this Agreement will be ineffective.

5.8 Notice. Any notice given hereunder shall be in writing and effective upon confirmed delivery to the appropriate Party by personal delivery, overnight delivery service, or seven (7) business days after being sent via first class mail postage prepaid at/to the respective Party's address set forth herein (or at/to such other address as a Party may provide by written notice to the other Party from time to time).

5.9 INDEPENDENT INVESTIGATION. NEITHER PARTY IS RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT NOT SET FORTH HEREIN; AND EACH PARTY HAS BEEN AFFORDED THE OPPORTUNITY TO SEEK LEGAL COUNSEL WITH REGARDS TO ITS RIGHTS AND OBLIGATIONS AND HAS CONSULTED OR REFUSED SUCH COUNSEL, AND NEGOTIATED THIS AGREEMENT.

5.10 Execution. The Parties have each executed this Agreement by duly authorized representative and each acknowledges that it understands and agrees to be bound by it.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Consultant:
Daniel T. Cook

[signature] 7/17/14
Date

Client:
Del Toro Silver Corp

By: [signature] 7/17/14
Date

Its: PRESIDENT and CEO

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